Exhibit 99.1

CONTACT:
Karen M. Spaun
SVP & Chief Financial Officer
(248) 204-8178

FOR IMMEDIATE RELEASE

SOUTHFIELD, MICHIGAN
March 2, 2015

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Meadowbrook Insurance Group, Inc. (NYSE: MIG) (“Meadowbrook” or the “Company”) reported net income for the year ended December 31, 2014 of $28.7 million, or $0.57 per diluted share, compared to net loss of ($112.3 million), or ($2.25) per dilutive share, for the comparable period of 2013.  The 2014 results include $7.1 million, or $0.14 per diluted share, of after-tax realized gains, compared to $5.6 million, or $0.11 per diluted share, for the same period in 2013.  The 2013 results were largely impacted by an after-tax goodwill impairment of ($101.6 million), or ($2.04) per share.

The Company reported net income of $7.6 million, or $0.15 per share, for the three months ended December 31, 2014 compared to a net loss of ($11.9 million), or ($0.24) per share, for the three months ended December 31, 2013.

The GAAP combined ratio was 102.1% for the year ended December 31, 2014, compared to a GAAP combined ratio of 111.0% in the same period of 2013. Excluding the impact of the quota share reinsurance treaty, the GAAP combined ratio was 101.8% for the year ended December 31, 2014 and 107.9% for the year ended December 31, 2013.  The accident year combined ratio was 102.4% for the year ended December 31, 2014, compared to 101.2% in 2013.  The costs associated with the use of an unaffiliated “A” rated insurance company for policy issuance were 2.2% for the year ended December 31, 2014, compared to 0.5% for the same period in 2013.

The full year 2014 results were impacted by the decrease in net ultimate loss estimates for 2013 and prior accident years, which reduced the GAAP combined ratio by $1.7 million, or 0.3 percentage points.  By comparison, the full year 2013 results included an increase in net ultimate loss estimates for 2012 and prior accident years of $68.4 million, which increased the GAAP combined ratio by 9.8 percentage points.

Statutory surplus, a non-GAAP measure, increased $22.8 million to $511.0 million at December 31, 2014 from $488.2 million at December 31, 2013.

The accident year loss and LAE ratio, a non-GAAP measure that excludes changes in net ultimate loss estimates from prior year loss reserves, was 65.7% for the year ended December 31, 2014, compared to 68.9% in 2013.

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The expense ratio was 36.7% for the year ended December 31, 2014 compared to 32.3% in the prior year. The 2014 expense ratio excluding the impact of the quota share reinsurance treaty, was 37.0% compared to 33.3% in 2013, or an increase of 3.7 percentage points.  This increase in 2014 primarily reflects the cost associated with the use of an unaffiliated “A” rated insurance company for policy issuance which added 1.7 percentage points; a shift in the mix of business, which includes business with a higher average commission rate; deleveraging impact of the anticipated reduction in earned premium associated with the Company’s efforts to terminate unprofitable business; and the impacts of a special incentive bonus.

The full year 2014 gross written premium decreased to $742.5 million, compared to $944.0 million in 2013. The decline in premium is attributed to the termination of, or premium reductions in certain programs where pricing and underwriting did not meet the Company’s underwriting standards and was partially offset by an overall year to date 6.5% written rate increase.

Pre-tax profit from net commissions and fee revenue for year ended December 31, 2014 was $11.2 million, compared to $13.7 million for 2013. The decrease was primarily due to increased agency commission expense attributable to a recently acquired agency and incentive compensation for a limited plan, which concluded in September, 2014.

General corporate expenses increased to $6.5 million for the year ended December 31, 2004, compared to $4.0 million for 2013 primarily due to increased legal and consulting fees related to the Company’s exploration of strategic alternatives and execution of a merger agreement in December of 2014.

Fourth Quarter 2014

On December 30, 2014, the Company executed a merger agreement with Fosun International Limited under which the Company will be acquired for cash consideration of $8.65 per share.

Net income was $7.6 million, or $0.15 per share, for the three months ended December 31, 2014 compared to a net loss of ($11.9 million), or ($0.24) per share, for the three months ended December 31, 2013.

Net operating income was $6.5 million, or $0.13 per share, for the three months ended December 31, 2014 compared to a net operating loss of ($14.8 million), or ($0.30) per share for the three months ended December 31, 2013.

The fourth quarter GAAP combined ratio was 102.1% in 2014 compared to 124.6% in 2013. The fourth quarter 2014 results include 0.5 percentage points of favorable development on accident years 2013 and prior, whereas fourth quarter 2013 results include 18.5 percentage points of adverse development on accident years 2012 and prior. The accident year combined ratio was 102.6% for the quarter ended December 31, 2014, down from 106.1% in the comparable period in 2013.  The costs associated with the use of an unaffiliated “A” rated insurance company for policy issuance were 2.4% for the quarter ended December 31, 2014, compared to 1.6% for the same period in 2013.

Other Matters

Dividends:
On February 27, 2015, the Board of Directors declared a quarterly dividend of $0.02 per share payable on March 30, 2015 to shareholders of record as of March 16, 2015.

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Non-GAAP Measures

Statutory Surplus

Statutory surplus is a non-GAAP measure with the most directly comparable financial GAAP measure being shareholders’ equity. The following is a reconciliation of statutory surplus to shareholders’ equity for the years ended December 31, 2014 and December 31, 2013:

Meadowbrook Insurance Group, Inc.
Consolidated Statutory Surplus to GAAP Shareholders' Equity
For Period Ending: December 2014

Statutory Consolidated Surplus		510,999

Statutory to GAAP differences:
Deferred policy acquisition costs	60,862
Unrealized gain on investments	21,414
Non-admitted assets and other	(15,553)

Total Statutory to GAAP differences		66,723

Total Non-Regulated Entities (1)		(120,089)

GAAP Consolidated Shareholders' Equity		457,633

(1) Total includes $80,930 of debentures and $121,282 of debt

Meadowbrook Insurance Group, Inc.
Consolidated Statutory Surplus to GAAP Shareholders' Equity
For Period Ending: December 2013

Statutory Consolidated Surplus		488,220

Statutory to GAAP differences:
Deferred policy acquisition costs	62,773
Unrealized loss on investments	(5,649)
Non-admitted assets and other	(5,255)

Total Statutory to GAAP differences		51,869

Total Non-Regulated Entities (1)		(126,675)

GAAP Consolidated Shareholders' Equity		413,413

(1) Total includes $80,930 of debentures and $130,723 of debt

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Net Operating Income (Loss) and Net Operating Income (Loss) Per Share

Net operating income (loss) and net operating income (loss) per share are non-GAAP measures that represent net income (loss) excluding net realized gains or losses, net of tax. The most directly comparable financial GAAP measures to net operating income (loss) and net operating income (loss) per share are net income (loss) and net income (loss) per share, respectively. Net operating income (loss) and net operating income (loss) per share are intended as supplemental information and are not meant to replace net income (loss) or net income (loss) per share. Net operating income (loss) and net operating income (loss) per share should be read in conjunction with our GAAP financial results. The following is a reconciliation of net operating income (loss) to net income (loss), as well as net operating income (loss) per share to net income (loss) per share:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
	(In thousands, except share and per share data)
Net operating income (loss)	$6,473	$(14,772)	$21,547	$(117,908)
Net realized gains, net of tax	1,096	2,922	7,110	5,598
Net income (loss)	$7,569	$(11,850)	$28,657	$(112,310)

Diluted earnings per common share:
Net operating income (loss)	$0.13	$(0.30)	$0.43	$(2.36)
Net income (loss)	$0.15	$(0.24)	$0.57	$(2.25)
Diluted weighted average common shares outstanding	50,093,393	49,887,200	50,063,953	49,871,587

Management uses net operating income (loss) and net operating income (loss) per share as components to assess our performance and as measures to evaluate the results of our business. Management believes these measures provide investors with valuable information relating to our ongoing performance that may be obscured by the net effect of realized gains and losses as a result of the Company’s market risk sensitive instruments, which primarily relate to fixed income securities that are available for sale and not held for trading purposes. Realized gains and losses may vary significantly between periods and are generally driven by external economic developments, such as capital market conditions. Accordingly, net operating income (loss) excludes the effect of items that tend to be highly variable from period to period and highlights the results from the Company’s ongoing business operations and the underlying profitability of the Company’s business. Accordingly, management believes it is useful for investors to evaluate net operating income (loss) and net operating income (loss) per share, along with net income (loss) and net income (loss) per share when reviewing and evaluating Meadowbrook’s performance.

Accident Year Loss and LAE Ratio

The accident year loss and LAE ratio is a non-GAAP measure and represents the Company’s net loss and LAE ratio excluding the impact of any adverse or favorable development on prior year loss and LAE reserves. The most directly comparable financial GAAP measure to the accident year loss ratio and LAE is the net loss and LAE ratio. The accident year loss and LAE ratio is intended as supplemental information and is not meant to replace the loss and LAE ratio. The accident year loss ratio should be read in conjunction with the GAAP financial results. The following is a reconciliation of the accident year loss ratio to the net loss and LAE ratio:

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	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Accident year loss and LAE ratio	65.9%	69.5%	65.7%	68.9%
(Favorable) / adverse development	-0.5%	18.5%	-0.3%	9.8%
Net loss and LAE ratio	65.4%	88.0%	65.4%	78.7%

Management uses the accident year loss and LAE ratio as one component to assess the Company’s current year performance and as a measure to evaluate, and if necessary, adjust pricing and underwriting. Meadowbrook’s net loss and LAE ratio is based on calendar year information. Adjusting this ratio to an accident year loss and LAE ratio allows us to evaluate information based on the current year activity. Management believes this measure provides investors with valuable information for comparison to historical trends and current industry estimates. Management also believes that it is useful for investors to evaluate the accident year loss and LAE ratio and net loss and LAE ratio separately when reviewing and evaluating the Company’s performance.

About Meadowbrook Insurance Group

Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market.  Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and six property and casualty insurance underwriting companies. Meadowbrook has twenty-eight locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds.  Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook’s corporate web site at http://www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other filings with the Securities and Exchange Commission for more information on risk factors. Actual results could differ materially. These factors and risks include, but are not limited to: actual loss and loss adjustment expenses exceeding our reserve estimates; competitive pressures in our business; the failure of any of the loss limitation methods we employ; a failure of additional capital to be available or only available on unfavorable terms; our geographic concentration and the business, economic, natural perils, man made perils, and regulatory conditions within our most concentrated region; our ability to appropriately price the risks we underwrite; goodwill impairment risk employed as part of our growth strategy; actions taken by regulators, rating agencies or lenders, including the impact of the downgrade by A.M. Best of the Company’s Insurance Company Subsidiaries’ financial strength rating, A.M. Best’s downgrade of our issuer credit rating and any other future action by A.M. Best with respect to such ratings; increased risks or reduction in the level of our underwriting commitments due to market conditions; a failure of our reinsurers to pay losses in a timely fashion, or at all; interest rate changes; continued difficult conditions in the global capital markets and the economy generally; market and credit risks affecting our investment portfolio; liquidity requirements forcing us to sell our investments; a failure to introduce new products or services to keep pace with advances in technology; the new federal financial regulatory reform; our holding company structure and regulatory constraints restricting dividends or other distributions by our Insurance Company Subsidiaries; minimum capital and surplus requirements imposed on our Insurance Company Subsidiaries; our reliance upon producers, which subjects us to their credit risk; loss of one of our core selected producers; our dependence on the continued services and performance of our senior management and other key personnel; our reliance on our information technology and telecommunications systems; managing technology initiatives and obtaining the efficiencies anticipated with technology implementation; a failure in our internal controls; the cyclical nature of the property and casualty insurance industry; severe weather conditions and other catastrophes; the effects of litigation, including the previously disclosed arbitration and class action litigation or any similar litigation which may be filed in the future; state regulation; assessments imposed upon our Insurance Company Subsidiaries to provide funds for failing insurance companies, and risks and uncertainties relating to the proposed transaction with Fosun, including the risk that the Company’s shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; and disruption from the proposed transaction making it more difficult to maintain relationships with agents, wholesalers, suppliers, customers, policyholders and regulators.

For additional information with respect to certain of these and other factors, refer to “Risk Factors” above and subsequent filings made with the United States Securities and Exchange Commission. We are not under any obligation to (and expressly disclaim any obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION

SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

(In Thousands, Except Per Share Data)	DECEMBER 31, 2014	DECEMBER 31, 2013

BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,662,521	$1,667,804
Premium and agents balances	175,766	214,144
Reinsurance recoverable	535,425	519,884
Deferred policy acquisition costs	60,862	62,773
Prepaid reinsurance premiums	27,925	63,908
Goodwill	6,857	5,644
Other assets	210,418	227,685

Total Assets	$2,679,774	$2,761,842

LIABILITIES
Loss and loss adjustment expense reserves	$1,590,359	$1,616,521
Unearned premium reserves	276,350	354,367
Debt (1)	151,282	160,723
Debentures	80,930	80,930
Other liabilities	123,220	135,888
Total Liabilities	2,222,141	2,348,429

SHAREHOLDERS' EQUITY
Common shareholders' equity	457,633	413,413

Total Liabilities & Shareholders' Equity	$2,679,774	$2,761,842

Book value per common share	$9.14	$8.29

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$8.44	$7.96

Tangible book value per common share	$8.56	$7.68

(1) Includes $30.0 million drawdown on the Federal Home Loan Bank ("FHLB") credit facility, under which the Company carried $35.5 million and $30.4 million of high quality fixed income securities that match the maturity of the FHLB credit facility at December 31, 2014 and  December 31, 2013, respectively.

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION

SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except Share & Per Share Data)	FOR THE THREE MONTHS ENDED DECEMBER31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,

SUMMARY DATA	2014	2013	2014	2013

Gross written premiums	$163,986	$185,232	$742,464	$944,011
Net written premiums	135,336	144,409	601,237	691,637

REVENUES
Net earned premiums	$154,860	$169,992	$643,271	$697,417
Net commissions and fees	9,824	10,881	43,173	39,512
Net investment income	11,585	11,870	45,142	46,473
Net realized gains	1,687	3,909	10,939	7,769
Total Revenues	177,956	196,652	742,525	791,171
EXPENSES
Net losses and loss adjustment expenses	101,300	149,603	420,808	549,037
Policy acquisition and other underwriting expenses	56,898	62,227	236,271	225,510
General selling and administrative expenses	6,776	6,839	31,972	25,789
General corporate expenses	2,033	696	6,454	3,997
Amortization expense	1,029	1,091	3,988	4,237
Goodwill impairment expense	-	-	-	115,397
Interest expense	3,460	3,519	13,899	12,950
Total Expenses	171,496	223,975	713,392	936,917
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS OF AFFILIATES AND UNCONSOLIDATED SUBSIDIARIES	6,460	(27,323)	29,133	(145,746)
Income tax expense (benefit)	(368)	(15,548)	4,106	(30,960)
Equity earnings of affiliates, net of tax	739	894	3,609	3,441
Equity earnings (loss) of unconsolidated subsidiaries, net of tax	2	(969)	21	(965)
NET INCOME (LOSS)	$7,569	$(11,850)	$28,657	$(112,310)

Less: Net realized gains, net of tax	1,096	2,922	7,110	5,598

NET OPERATING INCOME (LOSS) (1)	$6,473	$(14,772)	$21,547	$(117,908)

Diluted earnings (losses) per common share
Net income (loss)	$0.15	$(0.24)	$0.57	$(2.25)
Net operating income (loss)	$0.13	$(0.30)	$0.43	$(2.36)
Diluted weighted average common shares outstanding	50,093,393	49,887,200	50,063,953	49,871,587

GAAP ratios:
Loss & LAE ratio	65.4%	88.0%	65.4%	78.7%
Other underwriting expense ratio	36.7%	36.6%	36.7%	32.3%
GAAP combined ratio	102.1%	124.6%	102.1%	111.0%

(1) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.  Net operating income is net income less realized gains net of taxes associated with such gains.

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands)	FOR THE THREE MONTHS ENDED DECEMBER 31,
	2014	2014	2013	2013
	As Reported	Excluding Quota Share Surplus Relief	As Reported	Excluding Quota Share Surplus Relief
Net earned premium	$154,860	$155,390	$169,992	$191,829
Net losses & loss adjustment expenses	101,300	101,083	149,603	163,942
Policy acquisition and other underwriting expenses	56,898	57,609	62,227	68,197
(Loss) from net earned premium	(3,338)	(3,302)	(41,838)	(40,310)
Net investment income	11,585	11,585	11,870	11,870
Profit from insurance operations	$8,247	$8,283	$(29,968)	$(28,440)

Net commissions and fees	$9,824	$9,824	$10,881	$10,881
General selling & administrative expenses	6,776	6,776	6,839	6,839
Profit from net commissions & fees	$3,048	$3,048	$4,042	$4,042

General corporate expense	$2,033	$2,033	$696	$696
Amortization expense	1,029	1,029	1,091	1,091
Goodwill impairment expense	-	-	-	-
Interest expense	3,460	3,460	3,519	3,519
Other expenses	$6,522	$6,522	$5,306	$5,306

Profit from insurance operations	$8,247	8,283	(29,968)	(28,440)
Profit from net commissions & fees	3,048	3,048	4,042	4,042
Other expenses	(6,522)	(6,522)	(5,306)	(5,306)
Net capital gains	1,687	1,687	3,909	3,909
Pretax Profit	$6,460	$6,496	$(27,323)	$(25,795)

Key ratios:
GAAP combined ratio	102.1%	102.2%	124.6%	121.0%
Accident year combined ratio(1)	102.6%	103.0%	106.1%	104.7%

 (1) The accident year combined ratio is the sum of the expense ratio and accident year loss ratio. The accident year loss ratio measures loss and LAE occurring in a particular year, regardless of when they are reported and does not take into consideration changes in estimates in loss reserves from prior accident years.

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION

SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands)	FOR THE TWELVE MONTHS ENDED DECEMBER 31,

	2014	2014	2013	2013
	As Reported	Excluding Quota Share Surplus Relief	As Reported	Excluding Quota Share Surplus Relief
Net earned premium	$643,271	$666,513	$697,417	$842,887
Net losses & loss adjustment expenses(1)	420,808	432,219	549,037	628,901
Policy acquisition and other underwriting expenses	236,271	246,476	225,510	280,933
(Loss) from net earned premium	(13,808)	(12,182)	(77,130)	(66,947)
Net investment income	45,142	45,142	46,473	46,473
Profit (Loss) from insurance operations	31,334	32,960	(30,657)	(20,474)

Net commissions and fees	$43,173	$43,174	$39,512	$39,512
General selling & administrative expenses	31,972	31,972	25,789	25,789
Profit from net commissions & fees	11,201	11,202	13,723	13,723

General corporate expense	$6,454	$6,453	$3,997	$3,997
Amortization expense	3,988	3,989	4,237	4,237
Goodwill impairment expense	-	-	115,397	115,397
Interest expense	13,899	13,899	12,950	12,950
Other expenses	24,341	24,341	136,581	136,581

Profit (Loss) from insurance operations	$31,334	32,960	(30,657)	(20,474)
Profit from net commissions & fees	11,201	11,202	13,723	13,723
Other expenses	(24,341)	(24,341)	(136,581)	(136,581)
Net capital gains	10,939	10,939	7,769	7,769
Pretax Profit (Loss)	$29,133	$30,760	$(145,746)	$(135,563)

Key ratios:
GAAP combined ratio	102.1%	101.8%	111.0%	107.9%
Accident year combined ratio(2)	102.4%	102.2%	101.2%	99.8%

(1) The twelve months ended December 31, 2014 include a decrease in net ultimate loss estimates for 2013 and prior accident years of $1.7 million and the twelve months ended December 31, 2013 include an increase in net ultimate loss estimates for 2012 and prior accident years of $68.4 million.

(2) The accident year combined ratio is the sum of the expense ratio and accident year loss ratio. The accident year loss ratio measures loss and LAE occurring in a particular year, regardless of when they are reported and does not take into consideration changes in estimates in loss reserves from prior accident years.

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